SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 10, 2008

BUFFETS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-116897	22-3754018
(Commission File Number)	(IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA	55121
(Address of Principal Executive Offices)	(Zip Code)

(651) 994-8608
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 10, 2008, Buffets, Inc. (the “Company”), a wholly-owned subsidiary of Buffets Holdings, Inc. (“Buffets Holdings”), entered into a Forbearance Agreement and Second Amendment to the Credit Agreement (the “Forbearance Agreement”) with its Credit Agreement lenders relating to the Company’s Credit Agreement, dated as of November 1, 2006 (the “Credit Agreement”). The Forbearance Agreement provides that the Administrative Agent and the lenders party to the Credit Agreement will forbear from exercising their default-related rights and remedies with respect to certain anticipated defaults under the Credit Agreement (the “Anticipated Defaults”), including the failure by the Company to maintain a minimum interest coverage ratio and a maximum leverage ratio and the failure by the Company to make the January 2, 2008 interest payment due on the Company’s 12½% Senior Notes due 2014 (the “Senior Notes”) within the applicable 30-day grace period. In addition, in accordance with the Forbearance Agreement, the lenders have agreed to continue making revolving loans and issuing letters of credit during the Forbearance Period (as defined below). The agreement by the Lenders to forbear from exercising the applicable rights and remedies under the Credit Agreement will expire upon the earlier of (i) the occurrence of any default or event of default under the Credit Agreement or the Forbearance Agreement, other than the Anticipated Defaults, and (ii) April 2, 2008 (the “Forbearance Period”). As consideration for the Forbearance Agreement, the Company paid a forbearance fee to the Credit Facility lenders as more fully described in the Forbearance Agreement.

The Forbearance Agreement provides for the amendment of the Credit Agreement to increase the interest rate margin applicable to LIBOR based revolving and term loans to 7.25% and the interest rate margin applicable to alternate base rate revolving and term loans to 6.25%. In addition, the Forbearance Agreement contains certain covenants including, but not limited to, financial covenants and covenants restricting the Company’s ability to make payments to the holders of its Senior Notes. Lastly, the Forbearance Agreement requires that the Company work with its lenders, noteholders and equityholders to implement a capital restructuring plan.

    The foregoing description of the Forbearance Agreement is not complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement attached as Exhibit 10.1 hereto.

On January 10, 2008, the Company issued a press release regarding the announcing the execution of the Forbearance Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS

                      On January 10, 2008, the Company, U.S. Bank National Association, a national banking organization, as resigning trustee (the “Resigning Trustee”), and HSBC Bank USA, N.A., a national banking association, as successor trustee (the “Successor Trustee”), entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument of Resignation”). Under the Instrument of Resignation, the Company

formally accepted the resignation of the Resigning Trustee and appointed the Successor Trustee under the Indenture, dated as of November 1, 2006, as supplemented by the First Supplemental Indenture, dated as of November 1, 2006, the Second Supplemental Indenture, dated as of November 22, 2006 and the Third Supplemental Indenture, dated as of March 14, 2007.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Forbearance Agreement, dated January 10, 2008
99.1	Press Release, dated January 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 10, 2008

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.
Name: R. Michael Andrews, Jr. Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Forbearance Agreement, dated January 10, 2008
99.1	Press Release, dated January 10, 2008